   As filed with the Securities and Exchange Commission on September 1, 2000
                                                  Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         Chart House Enterprises, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                               ----------------

                                                       33-0147725
                Delaware                             (IRS Employer
                                                  Identification No.)
    (State or Other Jurisdiction of

     Incorporation or Organization)                      60610

                                                       (Zip Code)
 640 N. LaSalle, Suite 295, Chicago, IL

    (Address of Principal Executive
                Offices)

                         Chart House Enterprises, Inc.
               2000 Nonemployee Director Equity Compensation Plan
                            (Full Title of the Plan)

                               ----------------

                                LAURA MONDROWSKI
                Vice President--Corporate Counsel, and Secretary
                         Chart House Enterprises, Inc.
                           640 N. LaSalle, Suite 295
                               Chicago, IL 60610
                                 (312) 266-1100
(Name, Address and Telephone number, Including Area Code, of Agent for Service)

                               ----------------

                                   Copies to:
                             PETER C. MILLER, ESQ.
                             Ameena Y. Majid, Esq.
                                 Seyfarth Shaw
                             55 East Monroe Street
                               Chicago, IL 60603
                                 (312) 346-8000

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                                  Proposed       Proposed
   Title of Each Class of        Amount           Maximum         Maximum      Amount of
      Securities to be            to be        Offering Price    Aggregate    registration
         Registered            Registered         Per unit    Offering Price      Fee
------------------------------------------------------------------------------------------
  Common Stock, $.01 par
   value per share........ 400,000 shares(/1/)  $5.718(/2/)   $2,287,200(/3/) $603.90(/2/)

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(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the
    "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(2) Estimated solely for purposes of calculating the registration fee, and pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per unit and the registration fee are based on the reported average of the high and low sales prices of the Company's Common Stock as reported on the New York Stock Exchange on August 28, 2000. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required with respect to the interests in the Plan covered by this Registration Statement.

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

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, as amended, and the "Note" to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

   The following documents filed by Chart House Enterprises, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Annual Report on Form 10-K of the Company (File No. 001-09684) for the fiscal year ended December 27, 1999, filed with the Commission on March 24, 2000;

     (b) The Quarterly Report on Form 10-Q of the Company (File No. 001-09684) for the fiscal quarter ended March 27, 2000, filed with the Commission on May 11, 2000 pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"); and

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on July 20, 1989, including any amendment or report filed or report filed for the purpose of updating such description.

   In addition, all documents and other reports filed by the Company or the Chart House Enterprises, Inc. 2000 Nonemployee Director Equity Compensation Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that are filed subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of each such document (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

   Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

   Not applicable.

Item 5. Interests of Named Experts and Counsel.

   Not applicable.

Item 6. Indemnification of Directors and Officers.

   The Certificate of Incorporation of the Company, as amended, (the "Certificate of Incorporation") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") (involving certain unlawful dividends or stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be further eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The Certificate of Incorporation also provides that any repeal or modification of such provisions shall not adversely affect any right or protection of a director of the Company for any act or omission occurring prior to the date when such repeal or modification became effective.

   Section 145 of the DGCL generally permits the Company to indemnify a director or officer of the Company in pending or completed actions, suits or other proceedings (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company and (ii) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. In addition, in an action by or in the right of the Company to procure a judgment in its favor, Section 145 generally permits indemnification for expenses (including attorneys' fees) actually and reasonably incurred by directors or officers in connection with their defense or settlement if the director or officer was not adjudged liable and acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company. However, in such circumstance, if the director or officer is adjudged to be liable to the Company, indemnification may be permitted by court order. Indemnification (other than court-ordered indemnification) is determined by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

   The Bylaws of the Company (the "Bylaws") provide that (i) the Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its officers and directors as incurred, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an officer or director may bring suit against the Company if a claim for indemnification is not timely paid; and (iv) the stockholders and directors of the Company may not retroactively amend the Bylaw provisions relating to the indemnification of officers and directors of the Company in a way which is adverse to its officers or directors or former officers and directors. Moreover, the Bylaws provide that the Company must maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such loss, expense or liability whether or not the Company would have the power to indemnify such person against such loss, expense or liability.

   The Company maintains an officers' and directors' liability insurance policy insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities. In addition, the Bylaws authorize the Company to enter into indemnification agreements with its directors, officers, employees or agents. Although the Company has no present intention of entering into indemnification agreements, it may do so in the future.

Item 7. Exemption From Registration Claimed.

   Not applicable.

Item 8. Exhibits.

 No:  Exhibit:
 ---  --------
  4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to an exhibit to Amendment No. 1 to the Company's Registration
      Statement on Form S-1, dated October 6, 1987 (Registration No. 33-
      16795)).

  4.2 Certificate of Amendment of Restated Certificate of Incorporation of the
      Company (incorporated by reference to an exhibit to the Company's
      Registration Statement on Form S-1 dated October 14, 1989 (Registration
      No. 33-30089)).

  4.3 Certificate of Amendment of Certificate of Incorporation of the Company dated May 6, 1998 (incorporated by reference to Exhibit 4.3 to Amendment
      No. 2 to the Company's Registration Statement on Form S-3, dated May 29,
      1998 (Registration No. 333-45009)).

  4.4 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company's Registration Statement on
      Form S-3, dated May 29, 1998 (Registration No. 333-45009)).

  4.5 Chart House Enterprises, Inc. 2000 Nonemployee Director Equity
      Compensation Plan (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement, filed April 6, 2000).

 23.1 Consent of Accountants

 24   Power of Attorney

Item 9. Undertakings

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, Chart House Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on August 31, 2000.

                                          Chart House Enterprises, Inc.
                                          (Registrant)

                                                   /s/ Thomas J. Walters
                                          By:__________________________________
                                                     Thomas J. Walters
                                               President and Chief Executive
                                                          Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                 Date
              ---------                          -----                 ----

                  *                    President, Chief Executive August 31, 2000
______________________________________  Officer and Director
          Thomas J. Walters             (Principal Executive
                                        Officer)

                  *                    Chief Financial Officer    August 31, 2000
______________________________________  (Principal Financial and
         William M. Sullivan            Accounting Officer)

                  *                    Director                   August 31, 2000
______________________________________
           Barbara R. Allen

                  *                    Director                   August 31, 2000
______________________________________
          Linda Walker Bynoe

                  *                    Director                   August 31, 2000
______________________________________
     William M. Diefenderfer III

   * Laura Mondrowski, by signing her name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons that are filed herewith as Exhibit 24.

                                                  /s/ Laura Mondrowski
                                          By:__________________________________
                                                     Laura Mondrowski
                                                     Attorney-in-Fact

   The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on August 31, 2000.

                                          CHART HOUSE ENTERPRISES, INC.
                                          2000 NONEMPLOYEE DIRECTOR
                                          COMPENSATION PLAN
                                          (Plan)

                                                  /s/ Laura Mondrowski
                                          By___________________________________
                                                     Laura Mondrowski
                                            Vice President--Corporate Counsel,
                                                       and Secretary